As Filed with the Securities and Exchange Commission on December 28, 2004
--------------------------------------------------------------------------------
                                                   File No. 333- _________


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ALLSTATE LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)


                               ILLINOIS 36-2554642
                (State or Other Jurisdiction of (I.R.S. Employer
              Incorporation or Organization) Identification Number)


                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

            (Address and Phone Number of Principal Executive Office)


                               MICHAEL J. VELOTTA
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                         ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

       (Name, Complete Address and Telephone Number of Agent for Service)


                                    COPY TO:

                             BRUCE A. TEICHNER, ESQ.
                         ALSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                           NORTHBROOK, ILLINOIS 60062


Approximate date of commencement of proposed sale to the public: The annuity contracts and interests thereunder covered by this registration statement are to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/




CALCULATION OF REGISTRATION FEE

-------------------------------- --------------------- -------------------------- ------------------------------- ------------------
Title of securities                Amount to be       Proposed maximum            Proposed maximum               Amount of
to be registered                    registered       offering price per unit     aggregate offering price(1)   registration fee(2)
-------------------------------- ---------------------- -------------------------- ------------------------------ ------------------
Deferred annuity contracts               N/A                   (1)               N/A                                N/A
and participating interests
therein
-------------------------------- ---------------------- -------------------------- ------------------------------ ------------------

(1) The Contract does not provide for a predetermined amount or number of units.

(2) Units of interest under deferred variable annuity contracts were previously registered under Registration Statement No. 333-07275, and all unsold units are being carried forward pursuant to Rule 429 under the Securities Act.

Registrant is filing this registration statement for the purpose of giving effect to certain disclosures and related changes resulting from the merger of Glenbrook Life and Annuity Company ("Glenbrook") into its parent company, Allstate Life Insurance Company ("Allstate"), scheduled to occur on January 1, 2005. Following the merger, Allstate will replace Glenbrook as the issuer of the Contracts described herein. This registration statement includes, among other things, a prospectus supplement, dated January 3, 2005, to the May 1, 2004 prospectus describing the Contracts, which prospectus, along with any other supplements to such prospectus, are incorporated herein by reference to SEC File No. 333-07275.

                         Allstate Life Insurance Company

                                   Supplement
                          dated January 3, 2005 to the
                      The Allstate Value Reserve Prospectus
                                dated May 1, 2004

This supplement amends certain information contained in the above-referenced prospectus for the Allstate Value Reserve Annuity Contracts ("Contracts"), formerly issued by Glenbrook Life and Annuity Company ("Glenbrook" or "Glenbrook Life"). Please read this supplement carefully and retain it for future reference together with your prospectus. All capitalized terms have the same meaning as those included in the prospectus.

Merger of Glenbrook with Allstate Life

Effective January 1, 2005, Glenbrook merged with and into its parent company, Allstate Life Insurance Company ("Allstate Life"). The merger of Glenbrook and Allstate Life (the "Merger") was approved by the boards of directors of Allstate Life and Glenbrook. The Merger also received regulatory approval from the Departments of Insurance of the States of Arizona and Illinois, the states of domicile of Glenbrook and Allstate Life, respectively.

On the date of the Merger, Allstate Life acquired from Glenbrook all of Glenbrook's assets and became directly liable for Glenbrook's liabilities and obligations with respect to all Contracts issued by Glenbrook.

The Merger did not affect the terms of, or the rights and obligations under your Contract, other than to reflect the change to the company that guarantees your Contract benefits from Glenbrook to Allstate Life. You will receive certificate endorsements from Allstate Life that reflect the change from Glenbrook to Allstate Life. The Merger also did not result in any adverse tax consequences for any Contract Owners.

As a result of the Merger, your prospectus is amended as follows:

Replace all references to "Glenbrook" or "Glenbrook Life" with "Allstate Life." All references to "we," "us," or "our" shall mean "Allstate Life."

Pages 13: Under the heading "More Information," replace the section entitled "Glenbrook Life" with the following:

Allstate Life

Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the state of Illinois. Prior to January 1, 2005, Glenbrook Life and Annuity Company ("Glenbrook") issued the Contract. Effective January 1, 2005, Glenbrook merged with Allstate Life ("Merger"). On the date of the Merger, Allstate Life acquired from Glenbrook all of Glenbrook's assets and became directly liable for Glenbrook's liabilities and obligations with respect to all contracts issued by Glenbrook.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois 60062.

Page 20: Replace the first paragraph under the section entitled "Annual and Quarterly Reports and Other Documents" with the following:

Allstate Life's annual report on Form 10-K for the year ended December 31, 2003 and its Form 10-Q report for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004 are incorporated herein by reference which means that they are legally a part of this prospectus.

In  the  fourth  paragraph  under  "Annual  and  Quarterly   Reports  and  Other
Documents," change the Depositor's SEC "EDGAR" identifying number to "CIK No. 0000352736."

THE ALLSTATE/(R)/ VALUE RESERVE (formerly referred to as "The Glenbrook Value Reserve")

ALLSTATE LIFE INSURANCE COMPANY
STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142
MAILING ADDRESS: P.O. BOX 80469, LINCOLN, NE 68501-0469
TELEPHONE NUMBER: 1-800-776-6978
                                                PROSPECTUS DATED JANUARY 3, 2005
 -------------------------------------------------------------------------------
Allstate Life Insurance Company ("ALLSTATE LIFE") is offering The Allstate/(R)/ Value Reserve, a group and individual deferred annuity contract ("CONTRACT"). The Contract can either be a "FLEXIBLE PAYMENT CONTRACT," which permits you to add additional payments after the initial payment, or it can be a "SINGLE PAYMENT CONTRACT," which does not offer that flexibility. This prospectus contains information about the Contract that you should know before investing.
 Please keep it for future reference.

The Contracts are available through ALFS, Inc. ("ALFS"), the principal underwriter for the Contracts.

CONTRACTS ARE NO LONGER BEING OFFERED FOR SALE. IF YOU HAVE ALREADY PURCHASED A FLEXIBLE PAYMENT CONTRACT, YOU MAY CONTINUE TO ADD TO IT. PLEASE CONSULT THE "PURCHASES AND CONTRACT VALUE" SECTION OF THE PROSPECTUS FOR ADDITIONAL INFORMATION.


                THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS
                IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.
                ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

  IMPORTANT     THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT
                HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS
   NOTICES      OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT
                DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS
                OR ANY FEDERAL REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS
                INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF
                PRINCIPAL.

                THE CONTRACTS ARE NOT FDIC INSURED.





                                  1 PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                       PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms                                                       3
--------------------------------------------------------------------------------
  The Contract At A Glance                                              4
--------------------------------------------------------------------------------
  How the Contract Works                                                5
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contract                                                          6
--------------------------------------------------------------------------------
  Purchases and Contract Value                                          7
--------------------------------------------------------------------------------
  Guarantee Periods                                                     8
--------------------------------------------------------------------------------
  Expenses                                                              10
--------------------------------------------------------------------------------
  Access To Your Money                                                  11
--------------------------------------------------------------------------------
  Income Payments                                                       11
--------------------------------------------------------------------------------
  Death Benefits                                                        13
--------------------------------------------------------------------------------

                                                                       PAGE
--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information:                                                     13
--------------------------------------------------------------------------------
     Allstate Life                                                      13
--------------------------------------------------------------------------------
     The Contract                                                       14
--------------------------------------------------------------------------------
     Non-Qualified Annuities/Qualified Plans                            14
--------------------------------------------------------------------------------
     Legal Matters                                                      14
--------------------------------------------------------------------------------
  Taxes                                                                 15
--------------------------------------------------------------------------------
  Annual Reports and Other Documents                                    20
--------------------------------------------------------------------------------
     Annual Statements                                                  20
--------------------------------------------------------------------------------
  Appendix A -- Market Value Adjustment                                 21
--------------------------------------------------------------------------------


                                  2 PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                                                       PAGE

--------------------------------------------------------------------------------
  Accumulation Phase                                                    5
--------------------------------------------------------------------------------
  Annuitant                                                             6
--------------------------------------------------------------------------------
  Automatic Additions Program                                           7
--------------------------------------------------------------------------------
  Beneficiary                                                           6
--------------------------------------------------------------------------------
  Cancellation Period                                                   7
--------------------------------------------------------------------------------
  *Contract                                                             6
--------------------------------------------------------------------------------
  Contract Value                                                        7
--------------------------------------------------------------------------------
  Contract Owner ("You")                                                5
--------------------------------------------------------------------------------
  Death Benefit                                                         13
--------------------------------------------------------------------------------
  Due Proof of Death                                                    13
--------------------------------------------------------------------------------
  Flexible Payment Contract                                             1
--------------------------------------------------------------------------------
  Free Withdrawal Amount                                                10
--------------------------------------------------------------------------------
  Allstate Life ("We or Us")                                            1
--------------------------------------------------------------------------------

                                                                       PAGE

--------------------------------------------------------------------------------
  Guarantee Periods                                                     8
--------------------------------------------------------------------------------
  Income Plan                                                           11
--------------------------------------------------------------------------------
  Issue Date                                                            5
--------------------------------------------------------------------------------
  Market Value Adjustment                                               9
--------------------------------------------------------------------------------
  Payout Phase                                                          5
--------------------------------------------------------------------------------
  Payout Start Date                                                     11
--------------------------------------------------------------------------------
  Qualified Plan                                                        14
--------------------------------------------------------------------------------
  Qualified Contracts                                                   4
--------------------------------------------------------------------------------
  SEC                                                                   20
--------------------------------------------------------------------------------
  Settlement Value                                                      13
--------------------------------------------------------------------------------
  Single Payment Contract                                               1
--------------------------------------------------------------------------------
  Systematic Withdrawal Program                                         11
--------------------------------------------------------------------------------
  *In certain states, the Contract is only available as a group Contract. In these states, we will issue you a certificate that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.


                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


FLEXIBLE                PAYMENTS You can purchase a Contract with as little as
                        $5,000 or ($2,000 for "QUALIFIED CONTRACTS," which are
                        Single Payment Contracts issued within Qualified Plans).
                        You can add to a Flexible Payment Contract as often and
                        as much as you like. You must maintain a minimum account
                        size of $2,000.
-------------------------------------------------------------------------------
RIGHT                   TO CANCEL You may cancel your Contract within 20 days of
                        receipt or any longer period your state may require
                        ("CANCELLATION PERIOD") and receive a full refund of
                        your purchase payments.
-------------------------------------------------------------------------------
EXPENSES                You will bear the following expenses:

                        .Withdrawal charge of up to 7% on amounts withdrawn
                          (with exceptions, and decreasing in later years).

                        . State premium tax (if your state imposes one).
-------------------------------------------------------------------------------
GUARANTEED              INTEREST The Contract offers fixed interest rates that
                        we guarantee for specified periods we call "GUARANTEE
                        PERIODS." To find out what the current rates are on the
                        Guarantee Periods, call us at 1-800-776-6978.
-------------------------------------------------------------------------------
SPECIAL SERVICES For your convenience, we offer these special services:

                        .AUTOMATIC ADDITIONS PROGRAM (FLEXIBLE PAYMENT
                          CONTRACTS ONLY)

                         . SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------
INCOME PAYMENTS The Contract offers three income payment plans:

                        . LIFE INCOME WITH GUARANTEED PAYMENTS

                        .A JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED
                          PAYMENTS

                        .GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 TO 30
                          YEARS)
-------------------------------------------------------------------------------
DEATH                   BENEFITS If you die or if the Contract Owner is not a
                        living person and the Annuitant dies before the PAYOUT
                        START DATE, we will pay benefits as described in the
                        Contract.
-------------------------------------------------------------------------------
WITHDRAWALS             You may withdraw some or all of your Contract value
                        ("CONTRACT VALUE") at any time prior to the Payout
                        Start Date. If you withdraw Contract Value from a
                        Guarantee Period before its maturity, a withdrawal
                        charge, "MARKET VALUE ADJUSTMENT," and taxes may apply.
                        Withdrawals taken prior to annuitization (referred to
                        in this prospectus as the Payout Phase) are generally
                        considered to come from the earnings in the Contract
                        first.  If the Contract is tax-qualified, generally all
                        withdrawals are treated as distributions of earnings.
                         Withdrawals of earnings are taxed as ordinary income
                        and, if taken prior to age 59 1/2, may be subject to an
                        additional 10% federal tax penalty.


-------------------------------------------------------------------------------





                                  4 PROSPECTUS

HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the "CONTRACT OWNER") save for retirement because you can invest in the Contract and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the "Payout Start Date," which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to one or more Guarantee Periods. During each Guarantee Period, your money will earn a fixed rate of interest that we declare periodically.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 11. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last income payment required by the Income Plan you select. During the Payout Phase, we guarantee the amount of your payments, which will remain fixed. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can receive    Or you can receive
a Contract                                      income payments         income payments    income payments
                                                                        for a set period   for life





As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or if there is none, the BENEFICIARY, will exercise the rights and privileges provided by the Contract. In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner, or if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-776-6978 if you have any question about how the Contract works.


                                  5 PROSPECTUS

THE CONTRACT
--------------------------------------------------------------------------------


CONTRACT OWNER
The Allstate Value Reserve is a contract between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. for Flexible Payment Contracts, the amount and timing of your purchase payments,

.. the amount and timing of your withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the income payment plan you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

.. any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract owner.

The Contract cannot be jointly owned by both a non-living person and a living person. The age of the oldest Contract Owner cannot exceed 90 as of the date we receive the completed application.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges underthe Contract.


ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for specified period). The Contract requires that there be an Annuitant at all times during the Accumulation Phase and on the Payout Start Date. If the Contract Owner is a non-living person, the Annuitant may not be older than 90 as of the date we receive the completed application. If the Contract Owner is a living person, there is not a maximum age limit for the Annuitant.You initially designate an Annuitant in your application. If the Contract Owner is a living person, you may change the Annuitant at any time prior to the Payout Start Date.
 Once we receive your change request, any change will be effective at the time you sign the written notice. We are not liable for any payment we make or other action we take before accepting any written request from you. Prior to thePayout Start Date you may designate a joint Annuitant, who is a second person on whose life income payments depend. Joint Annuitants are permitted only on or after the Payout Start Date. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

   (i) the youngest Contract Owner if living, otherwise

   (ii) the youngest Beneficiary.


BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner, subject to the Death of Owner Provision, if the sole surviving Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice. Until we accept your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to accepting the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.


MODIFICATION OF THE CONTRACT
Only a Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent,


                                  6 PROSPECTUS
except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
No Owner has the right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until the Beneficiary becomes the Contract Owner. We will not be bound by any assignment until you sign it and file it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES AND CONTRACT VALUE
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
Your initial purchase payment must be at least $5,000 ($2,000 for Qualified Contracts). You may make additional purchase payments to a Flexible Payment Contract at any time prior to the earlier of the Payout Start Date and the end of the Contract year ("Contract Year") in which the oldest Contract Owner attains age 91. For Flexible Payment Contracts, we reserve the right to limit the maximum amount of purchase payments we will accept as well as the number of additional purchase payments we will accept. Qualified Contracts may only be purchased as Single Payment Contracts issued within Qualified Plan(s). We reserve the right to reject any application in our sole discretion.


AUTOMATIC ADDITIONS PROGRAM
You may make additional purchase payments by automatically transferring money from your bank account to your Flexible Payment Contract. Please call or write us for an enrollment form.


ALLOCATION OF PURCHASE PAYMENTS
For each purchase payment, you must select one or more Guarantee Periods. A Guarantee Period is a period of years during which you will earn a guaranteed interest rate on your money. We will credit interest to your purchase payment from the Issue Date and, under the Flexible Payment Contract, from the date of receipt for additional purchase payments.


RIGHT TO CANCEL
You may cancel your Contract within the Cancellation Period, which is the 20-day period following receipt of your Contract, or such longer period that your state may require. You may return it by delivering it or mailing it to us. If you exercise this right to cancel, the Contract terminates and we will pay you the full amount of your purchase payments or any greater amount your state may require.

If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payment or the Contract Value.


CONTRACT VALUE
Your Contract Value at any time during the Accumulation Phase is equal to the purchase payments you have invested in the Guarantee Periods, plus earnings thereon, less any amounts previously withdrawn.


                                  7 PROSPECTUS

GUARANTEE PERIODS
--------------------------------------------------------------------------------

Each payment allocated to a Guarantee Period earns interest at a specified rate that we guarantee. We currently offer Guarantee Periods of 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 years in length for the Flexible Payment Contract, and a limited number of Guarantee Periods for the single payment Contract. In the future we may offer Guarantee Periods of different lengths ranging from 1 to 15 years, or stop offering some Guarantee Periods.

You must select a Guarantee Period for each purchase payment. If you do not select a Guarantee Period for a purchase payment, we will assign the same period used for the most recent purchase payment. You may allocate the purchase payment(s) to one Guarantee Period or many Guarantee Periods.

Amounts allocated to Guarantee Periods become part of our general account, which supports our insurance and annuity obligations. The general account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the general account, subject to applicable law. Any money you allocate to a Guarantee Period does not entitle you to share in the investment experience of the general account.


INTEREST RATES
We will tell you what interest rates and Guarantee Periods we are offering at that particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, sales commissions and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative, or Allstate Life at 1-800-776-6978.

The interest rate will never be less than the minimum guaranteed rate stated in the Contract.


HOW WE CREDIT INTEREST
We will credit interest to your initial purchase payment from the Issue Date. We will credit interest to your additional purchase payments (under a Flexible Payment Contract) from the date we receive them. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment....................................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%



                                  CONTRACT YEAR
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
Beginning Contract
 Value                  $10,000.00
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00
Contract Value at end
 of Contract Year                   $10,450.00
 X (1 + Annual
 Interest Rate)                          1.045
                                    ----------
                                   $10,920.25
Contract Value at end
 of Contract Year                               $10,920.25
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66
Contract Value at end
 of Contract Year                                           $11,411.66
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end
 of Contract Year                                                        $11,925.19
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82


Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82-
$10,000)


                                  8 PROSPECTUS

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by an adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. We call this adjustment a "Market Value Adjustment," and we describe it below. THE HYPOTHETICAL INTEREST RATE IS FOR ILLUSTRATIVE PURPOSES ONLY AND IS NOT INTENDED TO PREDICT EITHER CURRENT OR FUTURE INTEREST RATES TO BE DECLARED UNDER THE CONTRACT. ACTUAL INTEREST RATES DECLARED FOR ANY GIVEN GUARANTEE PERIOD MAY BE MORE OR LESS THAN SHOWN ABOVE BUT WILL NEVER BE LESS THAN THE GUARANTEED MINIMUM RATE STATED IN THE CONTRACT.


RENEWALS
Prior to the end of each Guarantee Period, we will mail you a notice that lists your renewal and withdrawal options. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expired Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) instruct us to apply your money to one or more new Guarantee Periods that may be available. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Period(s); or

3) withdraw all or a portion of your money from the expired Guarantee Period without incurring a Market Value Adjustment (a withdrawal charge may apply). During the first 30 days of a renewal Guarantee Period, any amount withdrawn will not reflect any interest earned during the 30-day period. The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ended. Amounts not withdrawn or applied to Guarantee Periods as described above will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ended.


MARKET VALUE ADJUSTMENT
All withdrawals from a Guarantee Period, other than those taken during the first 30 days of a renewal Guarantee Period, are subject to a Market Value Adjustment. A Market Value Adjustment also may apply when you apply your Contract Value to an Income Plan (other than during the 30-day period described above). A positive Market Value Adjustment may apply to the payment of the death benefit.

We will not apply the Market Value Adjustment to withdrawals you make:

.. to satisfy IRS minimum distribution rules for the Contract,

.. within the Free Withdrawal Amount described under "Expenses" on page 10,

.. that qualify for the confinement and terminal illness waivers, described under "Expenses" below.

We apply the Market Value Adjustment to reflect changes in interest rates from the time the amount being withdrawn was allocated to a Guarantee Period to the time you withdraw it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly from the time you make a purchase payment, the Market Value Adjustment, withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payments plus interest.

Generally, if the Treasury Rate at the time you allocated money to a Guarantee Period is lower than the applicable current Treasury Rate, then the Market Value Adjustment will result in a lower amount payable to you. Conversely, if the Treasury Rate at the time you allocated money to a Guarantee Period is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to you.

For example, assume that you purchase a Contract and select an initial Guarantee Period of 5 years and the Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current Treasury Rate for the same duration is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current Treasury Rate for the 5 year period is 5.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.


                                  9 PROSPECTUS

EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear the charges and expenses described below.


WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 7% of the Contract Value you withdraw. However, each year you may withdraw up to 10% of the funds initially allocated to the Guarantee Period from which you are making the withdrawal without paying a withdrawal charge. We measure each year from the commencement of the relevant Guarantee Period. Unused portions of this 10% "FREE WITHDRAWAL AMOUNT" are not carried forward to future years or other Guarantee Periods. We will deduct withdrawal charges, if applicable, from the amount paid unless you instruct otherwise.

The withdrawal charge percentage declines to 0% over a seven-year period according to the following schedule

            Number of Complete Years Since We Received the Purchase

                                                        0    1    2    3    4    5    6     7+
-----------------------------------------------------------------------------------------------
Withdrawal Charge:                                     7%   7%   6%   5%   4%   3%   2%    0%
-----------------------------------------------------------------------------------------------

                                     Payment

We determine the withdrawal charge by multiplying the percentage corresponding to the purchase payment year times the amount withdrawn in excess of the Free Withdrawal Amount.

We treat the oldest purchase payments as being withdrawn first. We will deduct withdrawal charges, if applicable, from the amount paid. For federal income tax purposes, earnings under your Contract are considered to be withdrawn first, regardless of which Guarantee Period(s) you choose to withdraw your money from. This means you pay taxes on your withdrawal to the extent of any earnings in the Contract.

We do not apply a withdrawal charge in the following situations:

.. on the Payout Start Date;

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;

.. at the expiration of 5-year and 6-year Guarantee Periods, withdrawals made within the first 30 days of their renewal Guarantee Periods; or

.. withdrawals that qualify for a waiver as described below.

 We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers prior to making any withdrawals.

CONFINEMENT WAIVER. For Flexible Payment Contracts only, we will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:



1. you, or the Annuitant if the Contract is not a living person, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2. you must request the withdrawal and provide written proof of the stay to us no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

3. a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, or the Annuitant, or a member of your or the Annuitant's immediate family, is the physician prescribing the stay in a long term care facility.

TERMINAL ILLNESS WAIVER. For Flexible Payment Contracts only, we will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if:

1. you (or the Annuitant if the Contract Owner is not a living person) are first diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date; and

2. you claim this benefit and deliver adequate proof of diagnosis to us.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waiver. You should consult your Contract for further details on these variations. Also, even if you do not need to pay our withdrawal charge because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.


                                  10 PROSPECTUS

PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. We may discontinue this practice some time in the future and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from your total Contract Value, prior to applying your money to an Income Plan.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your money at any time prior to the Payout Start Date. You may not make any withdrawals or surrender your Contract once the Payout Phase has begun.

You must specify the Guarantee Period(s) from which you would like to withdraw your money. If none is named, then the withdrawal request is incomplete and cannot be honored. The amount you receive may be reduced by a withdrawal charge, income tax withholding and any premium taxes. The amount you receive may be increased or reduced by a Market Value Adjustment.

If you request a total withdrawal, we may require that you return your Contract to us.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.


SYSTEMATIC WITHDRAWAL PROGRAM
You may make partial withdrawals automatically. We call these "systematic withdrawals." Please consult with your sales representative, or call our customer support unit at 1-800-776-6978, for details.

Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If the amount you withdraw reduces the Contract Value to less than $2,000, we will treat the withdrawal as a request for total withdrawal of the Contract Value. A total withdrawal of the Contract Value will terminate the Contract. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $2,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $2,000. If you surrender your Contract, we will pay you its Contract Value adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges and taxes.


POSTPONEMENT OF PAYMENTS
We may defer payment of withdrawals for up to six months from the date we receive your withdrawal request.


INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value, adjusted by the Market Value Adjustment, less any applicable taxes, to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday, or the 10th Contract anniversary, if later.

You may change the Payout Start Date by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date as described in your Contract.


INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals or change your choice of Income Plan.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2 may be subject to an additional 10% federal tax penalty.

The three Income Plans available under the Contract are:


                                  11 PROSPECTUS

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is still alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes, to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is not enough to provide an initial payment of at least $20, and state law permits, we may:

.. pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


INCOME PAYMENTS
We guarantee income payment amounts for the duration of the Income Plan. We calculate income payments by:

1. adjusting your Contract Value on the Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract; or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to six months or such shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.


                                  12 PROSPECTUS

DEATH BENEFITS
--------------------------------------------------------------------------------

We will pay a death benefit if, prior to the Payout Start Date:

1. any Contract Owner dies or,

2. the Annuitant dies and the Contract is owned by a corporation, trust or other non-living person.

We will pay the death benefit to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary.

A claim for a distribution on death must include Due Proof of Death. We will accept the following documentation as "DUE PROOF OF DEATH":

.. a certified copy of a death certificate;

.. a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

.. any other proof acceptable to us.


DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greater of:
(1) the Contract Value, and (2) the "SETTLEMENT VALUE," which is the Contract Value, adjusted by any Market Value Adjustment, less withdrawal charges and taxes. We will calculate the value of the death benefit as of the date we receive a complete request for payment of the death benefit. If we receive Due Proof of Death within 180 days of the date of death, we will pay a death benefit. Otherwise, we will pay a Settlement Value.


DEATH BENEFIT PAYMENTS
Upon death of the Contract Owner prior to the payout start date, if the new Contract Owner is a living person, the new Contract Owner may:

  (a) elect to receive the death benefit in a lump sum; or

  (b) elect to apply the death benefit to an Income Plan, with income payments beginning within one year of the date of death. Income payments must be made over the life of the new Contract Owner, or a period not to exceed the life expectancy of the new Contract Owner.

If the new Contract Owner does not elect one of the options above, the entire value of the Contract must be distributed within 5 years after the date of death.

The options above are available only if the new Contract Owner elects one of these options and we receive Due Proof of Death within 180 days of the date of death. We reserve the right to waive the 180 day limit on a non-discriminatory basis. If the surviving spouse of the deceased Contract Owner is the new Contract Owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply. The single withdrawal amount is in addition to the annual Free Withdrawal Amount. If the Contract is continued and there is no Annuitant, the new Annuitant will be the surviving spouse.

If the Contract Owner dies and the new Contract Owner is a corporation, trust, or other non-living person, the new Contract Owner:

  (a) must elect to receive the death benefit in a lump sum; or

  (b) if the new Contract Owner does not elect the option above, then the new Contract Owner must receive the death benefit within 5 years after the date of death.


DEATH OF ANNUITANT
If the Annuitant, who is not also the Contract Owner, dies prior to the Payout Start Date and the Contract Owner is a living person, then the Contract will continue with a new Annuitant as designated by the Contract Owner.

If the Annuitant, who is not also the Contract Owner, dies before the Payout Start Date and the Contract Owner is a corporation, trust, or other non-living person, the Contract Owner:

  (a) must elect to receive the death benefit in a lump sum; or

  (b) if the Contract Owner does not elect the option above, then the Contract Owner must receive the death benefit within 5 years after the Annuitant's death.


MORE INFORMATION
--------------------------------------------------------------------------------


ALLSTATE LIFE
Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the state of Illinois. Prior to January 1, 2005, Glenbrook Life and Annuity Company ("Glenbrook") issued the Contract. Effective January 1, 2005, Glenbrook merged with Allstate Life ("Merger"). On the date of the Merger, Allstate Life acquired from Glenbrook all of Glenbrook's assets and became directly liable for Glenbrook's liabilities and obligations with respect to all contracts issued by Glenbrook.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by the Allstate Corporation.


                                  13 PROSPECTUS

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois 60062.


THE CONTRACT
DISTRIBUTION. Allstate Distributors, L.L.C. ("Allstate Distributors"), a wholly owned subsidiary of Allstate Life, will serve as principal underwriter of the Contracts. Allstate Distributors is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, ("Exchange Act") and a member of NASD. Contracts are sold by registered representatives of unaffiliated broker-dealers or bank employees who are licensed insurance agents appointed by Allstate Life, either individually or through an incorporated insurance agency and have entered into a selling agreement with Allstate Distributors to sell the Contract.

We will pay commissions to broker-dealers who sell the contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8% of all purchase payments. These commissions are intended to cover distribution expenses. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 1.00%, on an annual basis, of the Contract Values considered in connection with the bonus. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

Allstate Life may pay Allstate Distributors a commission for distribution of the Contracts. The underwriting agreement with Allstate Distributors provides that we will reimburse Allstate Distributors for any liability to Contract Owners arising out of services rendered or Contracts issued.

This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than as contained in this prospectus.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts. We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract Owner records;

.. Contract Owner services; and

.. preparation of Contract Owner reports.

You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.


LEGAL MATTERS
All matters of applicable state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under state insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.


                                  14 PROSPECTUS

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE INSURANCE COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code.


TAXATION OF FIXED ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where the Owner is a natural person.


NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.


EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section.
 In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.


TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

You should contact a competent tax advisor about the potential tax consequences of a Market Value Adjustment, as no definitive guidance exists on the proper tax treatment of Market Value Adjustments. If you make a full withdrawal under a non-Qualified Contract or a Tax Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.


TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.


WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.


DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:


                                  15 PROSPECTUS

.. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's death;

.. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Owner's death. If the Contract
  Owner's designated Beneficiary is the surviving spouse of the Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

.. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.


TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

.. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

.. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.


PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2 . However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2;

.. made as a result of the Contract Owner's death or becoming totally disabled;

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract beneficiary;

.. made under an immediate annuity; or

.. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.


PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.


TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.


AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the


                                  16 PROSPECTUS
required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as investments as:

.. Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section 408(p) of the Code; and

Tax Sheltered Annuities under Section 403(b) of the Code.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.


TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.


REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under this annuity contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.


THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA may not invest in life insurance contracts. However, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract


                                  17 PROSPECTUS
offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.


PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or total disability,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made after separation from service after age 55 (applies only for IRAs),

.. made pursuant to an IRS levy,

.. made for certain medical expenses,

.. made to pay for health insurance premiums while unemployed (applies only for IRAs),

.. made for qualified higher education expenses (applies only for IRAs), and

.. made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

.. required minimum distributions, or,

.. a series of substantially equal periodic payments made over a period of at least 10 years, or,

.. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

.. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty


                                  18 PROSPECTUS
with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.


ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Internal Revenue Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

  (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

  (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

  (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.


SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.


SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.


TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 59 1/2,

.. severs employment,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.


                                  19 PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

Allstate Life's annual report on Form 10-K for the year ended December 31, 2003 and its Form 10-Q reports for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004 are incorporated herein by reference which means that they are legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the Securities and Exchange Commission ("SEC") under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0001078402. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file such information electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, P.O. Box 80469, Lincoln, NE 68501-0469 (telephone: 1-800-776-6978).


ANNUAL STATEMENTS
At least once a year prior to the Payout Start Date, we will send you a statement containing information about your Contract Value. For more information, please contact your sales representative or call our customer support unit at 1-800-776-6978.


                                  20 PROSPECTUS

APPENDIX A
MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I                                                          = the Treasury Rate
                                                           for a maturity equal
                                                           to the Guarantee
                                                           Period for the week
                                                           preceding the
                                                           establishment of the
                                                           Guarantee Period.
N                                                          = the number of whole
                                                           and partial years
                                                           from the date we
                                                           receive the
                                                           withdrawal or death
                                                           benefit request, or
                                                           from the Payout Start
                                                           Date to the end of
                                                           the Guarantee Period;
                                                           and
J                                                     =    the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal request, death benefit request, or income payment request. If a note with a maturity of the original Guarantee Period is not available, we will use a weighted average.
                                                           "Treasury Rate" means
                                                           the U.S. Treasury
                                                           Note Constant
                                                           Maturity weekly yield
                                                           as reported in
                                                           Federal Reserve
                                                           Bulletin Release
                                                           H.15.


The Market Value Adjustment factor is determined from the following formula:

                                .9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount withdrawn (in excess of the Free Withdrawal Amount), paid as a death benefit, or applied to an Income Plan, from a Guarantee Period, other than amounts withdrawn or applied from a renewal Guarantee Period during the first 30 days thereof.

                       EXAMPLES OF MARKET VALUE ADJUSTMENT
Purchase Payment:  $10,000 allocated to a Guarantee Period
Guarantee Period:  5 years
Interest Rate:     4.50%
Full Surrender:    End of Contract Year 3

     NOTE: These examples assume that premium taxes are not applicable.


                EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at     $10,000.00 X (1.0450)/3/ = $11,411.66
 End of Contract Year 3:
Step 2. Calculate the Amount in excess PREFERRED WITHDRAWAL AMOUNT (.10 X of
   Free Withdrawal Amount: $10,000) = $1,000
                                        AMOUNT IN EXCESS: $11,411.66 - $1,000 =
                                        $10,411.66
Step 3. Calculate the Withdrawal        .06 X $10,411.66 = $624.70
 Charge:
Step 4. Calculate the Market Value      I  = 4.5%
 Adjustment:                            J  = 4.2%
                                        N = 2 years
                                        Market Value Adjustment Factor: .9 X
                                        (I-J) X N = .9 X (.045 - .042) X (2) =
                                        .0054 Market Value Adjustment = Market
                                        Value Adjustment Factor X/ /Amount
                                        Subject to Market Value Adjustment: =
                                        .0054 X $10,411.66 = $56.22
Step 5. Calculate the amount received   $11,411.66 - $624.70 + $56.22 =
   by Contract Owners as a result of    $10,843.18
   full withdrawal at the end of
   Contract Year 3:


                 EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value $10,000.00 X (1.0450)/3/ = $11,411.66 at End of
Contract Year 3:
                                   THE FREE WITHDRAWAL AMOUNT (.10 X $10,000) =
Step 2. Calculate the Amount in    $1,000
   excess of Free Withdrawal       AMOUNT IN EXCESS: $11,411.66 - $1,000 =
   Amount:                         $10,411.66
Step 3. Calculate the Withdrawal
Charge:                            .06 X $10,411.66 = $624.70
                                    I = 4.5%
                                    J = 4.8%
                                   N = 2 years
                                   Market Value Adjustment Factor: .9 X (I-J) X
                                   N = .9 X (.045 - .048) X (2) = - .0054 Market
                                   Value Adjustment = Market Value Adjustment
                                   Factor X Amount Subject to Market
Step 4. Calculate the Market       Value Adjustment:
Value Adjustment:                  = - .0054 X $10,411.66 = - $56.22
Step 5. Calculate the amount
   received by Contract Owners as
   a result of full withdrawal at
   the end of Contract Year 3:     $11,411.66 - $624.70 - $56.22 = $10,730.74




                                  21 PROSPECTUS

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS


                                  22 PROSPECTUS

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The By-laws of Allstate Life Insurance Company ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.    Description

(1) Form of Underwriting Agreement (Incorporated herein by reference to initial Form S-1 Registration Statement (File No. 333-07275) dated June 28, 1996).

(2) None

(4)  (a)  Form  of  Flexible  Premium  Deferred   Variable  Annuity  Contract
     (Incorporated   herein  by  reference  to  initial  Form  S-1  Registration
     Statement (File No. 333-07275) dated June 28, 1996).

     (b) Form of Single Payment Deferred Variable Annuity Contract (Incorporated herein by reference to Post-Effective Amendment No. 4 to Registration Statement (File No. 333-07275) dated April 9, 2001).

     (c) Form of Contract Endorsement to Flexible Premium Deferred Annuity Certificate.

(5) (a) Opinion of General Counsel re: Legality (Incorporated herein by reference to Initial Form S-1 Registration Statement (File No. 333-07275) dated June 28, 1996).

     (b) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Post Effective Amendment No. 3 to Registration Statement (File No. 333-07275) dated April 29, 1999).

     (c) Opinion and Consent of General Counsel re: Legality

(8) None

(11) None

(12) None

(15) Letter re unaudited interim financial information from Registered Public Accounting Firm filed herewith

(23) Consent of Independent Registered Public Accounting Firm filed herewith

(24) (a) Powers of Attorney for Michael J. Velotta, David A. Bird, Margaret G. Dyer, Marla G. Friedman, Edward M. Liddy, John C. Lounds, Robert W. Pike, Samuel
H. Pilch, Steven E. Shebik, Eric A. Simonson, Thomas J. Wilson, II and and Kevin
R. Slawin (Incorporated herein by reference to Registrant's initial Form S-3 Registration Statement (File No. 333-100068) filed September 25, 2002).


(24)(b) Powers of Attorney for Casey J. Sylla and Danny L. Hale. (Incorporated herein by reference to Registrant's initial Form S-3 Registration Statement (File No. 333-105208) dated May 13, 2003).

(25) None

(26) None

(27) Not applicable

(99) (a) Merger Agreement and Articles of Merger Between Glenbrook Life and Annuity Company and Allstate Life Insurance Company

(99) (b) Experts filed herewith

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

         (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those Paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) (a) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Allstate Life Insurance Company, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Northfield, State of Illinois, on the 28th day of December, 2004.

                         ALLSTATE LIFE INSURANCE COMPANY
                                (REGISTRANT)

                        By: /s/MICHAEL J. VELOTTA
                        -------------------------------------
                        Michael J. Velotta
                        Senior Vice President, Secretary
                        and General Counsel


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 28th day of December, 2004.


*/CASEY J. SYLLA                   Director, Chairman of the Board and
----------------------             President (Principal Executive Officer)
Casey J. Sylla

/s/MICHAEL J. VELOTTA              Director, Senior Vice President, General
----------------------             Counsel and Secretary
Michael J. Velotta

*/DAVID A. BIRD                    Director and Senior Vice President
----------------------
David A. Bird

*/DANNY L. HALE                    Director
----------------------
Danny L. Hale

*/EDWARD M. LIDDY                  Director
-----------------------
Edward M. Liddy

*/JOHN C. LOUNDS                   Director and Senior Vice President
-----------------------
John C. Lounds


*/ROBERT W. PIKE                   Director
------------------------
Robert W. Pike

*/SAMUEL H. PILCH                  Controller and Group Vice President
------------------------             (Principal Accounting Officer)
Samuel H. Pilch

*/STEVEN E. SHEBIK                 Director, Senior Vice President and Chief
------------------------              Financial Officer
Steven E. Shebik                     (Principal Financial Officer)

*/ERIC A. SIMONSON                 Director, Senior Vice President and Chief
-------------------------             Investment Officer
Eric A. Simonson

*/KEVIN R. SLAWIN                   Director and Senior Vice President
-----------------------
Kevin R. Slawin

*/THOMAS J. WILSON II              Director
-----------------------
Thomas J. Wilson II


*/ By Michael J. Velotta, pursuant to Powers of Attorney previously filed.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.            Description

(4)(c) Form of Contract Endorsement to Flexible Premium Deferred Annuity Certificate

(5)(c) Opinion and Consent of General Counsel

(15) Letter re unaudited interim financial information from Registered Public Accounting Firm

(23) Consent of Independent Registered Public Accounting Firm

(99)(a) Merger Agreement and Articles of Merger Between Glenbrook Life and Annuity Company and Allstate Life Insurance Company

(99)(b) Experts